EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 7th day of March, 2008

AMONG:

CORNERWORLD CORPORATION., a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 12222 Merit Drive, Suite 120, Dallas, Texas 75251 (“Cornerworld”)

AND:

SWAY, INC., a company formed pursuant to the laws of the State of Delaware and having an office for business located at 8313 Greenway Boulevard, Suite 100, Middleton, Wisconsin USA 53562 (“Sway”)

AND:

the holders of Sway, each of whom are set forth on the signature page of this Agreement (the “Sway Shareholders”)

AND:

Jason Weaver, CEO of Sway (“Weaver”).

WHEREAS:

A.      The Sway Shareholders own such number of shares of common stock, $.001 par value (“Sway Common Shares”) as set forth on Exhibit “A” annexed hereto, collectively being 100% of the presently issued and outstanding Sway equity;

B.           Cornerworld is a reporting company whose common stock is quoted on the Over-the-Counter Bulletin Board; and

C.        The respective Boards of Directors of Cornerworld and Sway deem it advisable and in the best interests of Cornerworld and Sway that Sway become a wholly-owned subsidiary of Cornerworld (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of Sway by Cornerworld pursuant to this Agreement;

(b)	“Acquisition Shares” means the 17,420,000 Cornerworld Common Shares to be issued pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share exchange agreement among Cornerworld, Sway, the Sway Shareholders, and Weaver;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than April 30, 2008;

(f)

“Cornerworld Accounts Payable and Liabilities” means all accounts payable and liabilities of Cornerworld, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Cornerworld and its subsidiaries (other than a Cornerworld Material Contract) as of January 31, 2008;

(g)	“Cornerworld Accounts Receivable” means all accounts receivable and other debts owing to Cornerworld, on a consolidated basis, as of January 31, 2008;

(h)

“Cornerworld Assets” means the undertaking and all the property and assets of the Cornerworld Business of every kind and description wheresoever situated including, without limitation, Cornerworld Equipment, Cornerworld Inventory, Cornerworld Material Contracts, Cornerworld Accounts Receivable, Cornerworld Cash, Cornerworld Intangible Assets and Cornerworld Goodwill, and all credit cards, charge cards and banking cards issued to Cornerworld;

(i)	“Cornerworld Business” means all aspects of any business conducted by Cornerworld and its subsidiaries;

(j)	“Cornerworld Cash” means all cash on hand or on deposit to the credit of Cornerworld and its subsidiaries on the Closing Date;

(k)	“Cornerworld Common Shares” means the shares of common stock in the capital of Cornerworld;

(l)	“Cornerworld Debt to Related Parties” means the debts owed by Cornerworld to any affiliate, director or officer of Cornerworld;

(m)	“Cornerworld Equipment” means all machinery, equipment, furniture, and furnishings used in the Cornerworld Business;

(n)

“Cornerworld Financial Statements” means, collectively, the audited consolidated financial statements of Cornerworld for the fiscal year ended April 30, 2007, together with the unqualified auditors’ report thereon, and the unaudited consolidated financial statements of Cornerworld for the nine month period ended January 31, 2008, true copies of which are attached as Schedule “A” hereto;

(o)

“Cornerworld Goodwill” means the goodwill of the Cornerworld Business including the right to all corporate, operating and trade names associated with the Cornerworld Business, or any variations of such names as part of or in connection with the Cornerworld Business, all books and records and other information relating to the Cornerworld Business, all necessary licenses and authorizations and any other rights used in connection with the Cornerworld Business;

(p)	“Cornerworld Insurance Policies” means the public liability insurance and insurance against loss or damage to the Cornerworld Assets and the Cornerworld Business;

(q)

“Cornerworld Intangible Assets” means all of the intangible assets of Cornerworld and its subsidiaries, including, without limitation, Cornerworld Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Cornerworld and its subsidiaries;

(r)	“Cornerworld Inventory” means all inventory and supplies of the Cornerworld Business as of January 31, 2008; and

(s)

“Cornerworld Material Contracts” means the burden and benefit of and the right, title and interest of Cornerworld and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Cornerworld or its subsidiaries are entitled whereunder Cornerworld or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice.

(t)	“Cornerworld Recent Financial Statements” means the unaudited consolidated financial statements of Cornerworld for the nine month period ended January 31, 2008;

(u)

“Sway Accounts Payable and Liabilities” means all accounts payable and liabilities of Sway, due and owing or otherwise constituting a binding obligation of Sway (other than a Sway Material Contract) as of January 31, 2008;

(v)	“Sway Accounts Receivable” means all accounts receivable and other debts owing to Sway, as of January 31, 2008;

(w)

“Sway Assets” means the undertaking and all the property and assets of the Sway Business of every kind and description wheresoever situated including, without limitation, Sway Equipment, Sway Inventory, Sway Material Contracts, Sway Accounts Receivable, Sway Cash, Sway Intangible Assets and Sway Goodwill, and all credit cards, charge cards and banking cards issued to Sway;

(x)	“Sway Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Sway or relating to the Sway Business;

(y)	“Sway Business” means all aspects of the business conducted by Sway;

(z)	“Sway Cash” means all cash on hand or on deposit to the credit of Sway on the Closing Date;

(aa)	“Sway Debt to Related Parties” means the debts owed by Sway to the Sway Shareholders or to any family member thereof, or to any affiliate, director or officer of Sway or the Sway Shareholders;

(bb)	“Sway Equipment” means all machinery, equipment, furniture, and furnishings used in the Sway Business;

(cc)

“Sway Financial Statements” means collectively, (i) the unaudited financial statements of Sway for the ten months ended December 31, 2007, the unaudited financial statements of Sway for the one month ended January 31, 2008, and for both periods the Notes to the Financial Statements; and (ii) the unaudited balance sheet of Sway, Inc., a Wisconsin corporation, dated February 28, 2007, true copies of which are attached as Schedule “B” hereto;

(dd)

“Sway Goodwill” means the goodwill of the Sway Business together with the exclusive right of Cornerworld to represent itself as carrying on the Sway Business in succession of Sway subject to the terms hereof, and the right to use any words indicating that the Sway Business is so carried on including the right to use the name “Sway” or “Sway International” or any variation thereof as part of the name of or in connection with the Sway Business or any part thereof carried on or to be carried on by Sway, the right to all corporate, operating and trade names associated with the Sway Business, or any variations of such names as part of or in connection with the Sway Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Sway Business, all necessary licenses and authorizations and any other rights used in connection with the Sway Business;

(ee)	“Sway Insurance Policies” means the public liability insurance and insurance against loss or damage to Sway Assets and the Sway Business;

(ff)

“Sway Intangible Assets” means all of the intangible assets of Sway, including, without limitation, Sway Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Sway and its subsidiaries;

(gg)	“Sway Inventory” means all inventory and supplies of the Sway Business as of January 31, 2008;

(hh)

“Sway Material Contracts” means the burden and benefit of and the right, title and interest of Sway in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Sway is entitled in connection with the Sway Business whereunder Sway is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice;

(ii)	“Sway Phantom Stock Plan” means the Phantom Stock Plan of Sway as described in Schedule 1.1(ii);

(jj)	“Sway Recent Financial Statements” means the unaudited financial statements of Sway for the one month ended January 31, 2008;

(kk)	“Sway Related Party Debts” means the debts owed by the Sway Shareholders or by any family member thereof, or by any affiliate, director or officer of Sway or the Sway Shareholders;

(ll)	“Sway Shares” means all of the issued and outstanding shares of common stock, $.001 par value, of Sway, whether or not certificates have been issued with respect to such shares;

(mm)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Cornerworld and Sway may mutually agree upon; and

(nn)	“Purchase Price” means the Three Million ($3,000,000) Dollars payable pursuant to Section 2.2 of this Agreement.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2       The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3       Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Cornerworld

Schedule “A”	Cornerworld Financial Statements

Information concerning Sway

Schedule “B”	Sway Financial Statements

Exhibits

Exhibit “A”	Share Exchange Structure/Distribution of Acquisition Shares and Payment of Purchase Price
Exhibit “B”	(Intentionally left blank)
Exhibit “C”	(Intentionally left blank)
Exhibit “D”	Sway Bank Accounts
Exhibit “E”	Sway Related Party Debt
Exhibit “F”	Sway Assets
Exhibit “G”	Sway Insurance Policies
Exhibit “H”	Sway Material Contracts

Severability of Clauses

1.4          If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2

THE ACQUISITION

Sale of Shares

2.1       The Sway Shareholders hereby agree to sell to Cornerworld the Sway Shares on the Closing Date in exchange for (i) the Acquisition Shares and (ii) the Purchase Price, pursuant to Section 2.2 of this Agreement, and to transfer to Cornerworld on the Closing Date a 100% undivided interest in and to the Sway Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

2.2       11,613,333 of the Acquisition Shares shall be distributed on the Closing Date (the “Closing Shares”), as set forth in Exhibit “A.” The remaining 5,806,667 of the Acquisition Shares shall he placed in escrow and subject to the terms of Section 2.4 herein (the “Escrow Shares”), to be distributed as set forth in Exhibit “A.” The Purchase Price is to be paid as follows: (i) $1,500,000 shall be payable on the Closing Date, (ii) $750,000 shall be payable six (6) months after the Closing Date, and (iii) the remaining $750,000 shall be payable one year after the Closing Date, such payments to be made as set forth in Exhibit “A.”

Additional Capital

2.3       In addition to the consideration provided for in Section 2.1, Cornerworld will provide Sway with One Million ($1,000,000) Dollars on the Closing Date, with such funds to be used for (i) working capital purposes, (ii) the retirement of any and all Sway debt and the termination of the personal guarantees related thereto as of the Closing Date, and (iii) marketing and development of the Sway business, as to be determined in the sole and reasonable discretion of Weaver.

Escrowed Shares

2.4       The Escrow Shares shall he held in escrow subject to the terms of this Agreement, and the Escrow Agreement. For purposes of this Section, pre-tax income shall be determined on the basis of recognizing revenues for the sale of Shoutlet on a cash basis, and the capitalization of internal costs incurred for the continued development and enhancement of the capabilities of Shoutlet. Additionally, for purposes of this Section, pre-tax income shall not include the effect of any corporate expenses allocated to Sway by Cornerworld nor any costs incurred by Sway for the transactions contemplated by this Agreement (including, without limitation, any portion of the $1,000,000 provided to Sway pursuant to Section 2.3.) The actual pre-tax income shall be determined in accordance with this Section and as otherwise agreed to between the parties without resort to an audit.

First Period

The benchmark for the first period (the “First Period’’) shall be Two Million Four Hundred Thousand Dollars ($2,400,000) pre-tax income earned between January 1, 2008 and Sept 30, 2008; provided that in the event that Sway falls short of this projection it will have an additional thirty (30) days to comply, otherwise the terms of this Section shall apply. The number of

Escrow Shares to be released from escrow and distributed shall be determined as follows: the numerator shall equal the actual pre-tax income earned by Sway determined consistent with the terms of this Section multiplied by one-half of the Escrow Shares and the denominator of Two Million Four Hundred Thousand ($2,400,000) Dollars (‘‘First Release”). In no event shall the First Release be greater than the total number of Escrow Shares.

Second Period

The benchmark for the second period (the “Second Period”) shall be Five Million Three Hundred Thousand Dollars ($5,300,000) pre-tax income earned between the conclusion of the First Period and the date that is six (6) months after such date; provided that in the event that Sway falls short of this projection it will have an automatic additional thirty (30) days to comply, otherwise the terms of’ this Section shall apply. The number of Escrow Shares to be released from escrow and distributed shall be determined as follows: the numerator shall he actual pre-tax income earned by Sway determined consistent with the terms of this Section multiplied by the number of Escrow Shares less the number of shares distributed in the First Release and the denominator of Five Million Three Hundred Thousand ($5,300,000) Dollars (“Second Release”). In no event shall the Second Release be greater than the total number of Escrow Shares less the number of shares distributed in the First Release.

Escrow Shares shall be distributed within thirty (30) days following the conclusion of the First Period and the Second Period. Further, in the event that Cornerworld should sell all or substantially all of the business or the assets of Sway prior to the Second Release, or Sway or Cornerworld should otherwise undergo a change in control, then Cornerworld will distribute the balance of all the Escrow Shares not yet distributed.

Adherence with Applicable Securities Laws

2.5            The Sway Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Cornerworld;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)

the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Cornerworld an opinion of counsel to that effect or such other written opinion as may be reasonably required by Cornerworld.

The Sway Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED,

IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF CORNERWORLD

Representations and Warranties

3.1          Cornerworld hereby represents and warrants in all material respects to Sway, the Sway Shareholders and Weaver, with the intent that Sway, the Sway Shareholders and Weaver will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Cornerworld - Corporate Status and Capacity

(a)	Incorporation.

(i)	Cornerworld is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(ii)	Each of Cornerworld’s subsidiaries is duly organized and validly subsisting under the laws of its State of organization and in good standing with the office of the Secretary of State of such State.

(b)	Carrying on Business. Cornerworld conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business;

(c)	Corporate Capacity. Cornerworld has the corporate power, capacity and authority to own the Cornerworld Assets and to enter into and complete this Agreement;

(d)

Reporting Status; Listing. Cornerworld is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, Cornerworld filed a registration statement under the Securities Act of 1933 and are quoted on the Over-the-Counter Bulletin Board, and all reports required to be filed by Cornerworld with the Securities and Exchange Commission or FINRA have been filed;

Cornerworld - Capitalization

(e)	Authorized Capital.

(i)

The authorized capital of Cornerworld consists of 250,000,000 Cornerworld Common Shares, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value, of which 67,368,317 Cornerworld Common Shares, and no shares of preferred stock are issued and outstanding as of February 28, 2008;

(ii)	The authorized capital of each of Cornerworld’s subsidiaries and the ownership thereof is as set forth in the attached Schedule 3.1(e)(ii).

(f)

No Option, Warrant or Other Right. No other person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of

Cornerworld Common Shares or equity in any of Cornerworld’s subsidiaries, or for the purchase, subscription or issuance of any of the unissued shares in the capital of Cornerworld or any of Cornerworld’s subsidiaries;

Cornerworld - Records and Financial Statements

(g)

Charter Documents. The charter documents of Cornerworld and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Cornerworld or its subsidiaries, as the case may be;

(h)

Corporate Minute Books. The corporate minute books of Cornerworld and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Cornerworld and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Cornerworld and its subsidiaries. Cornerworld and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(i)

Cornerworld Financial Statements. The Cornerworld Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Cornerworld, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Cornerworld Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)

Cornerworld Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Cornerworld or its subsidiaries which are not reflected in the Cornerworld Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Cornerworld Recent Financial Statements, and neither Cornerworld nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Cornerworld as of January 31, 2008, are described in Schedule “A” hereto, and Cornerworld agrees to update Schedule “A” prior to the Closing to include all accounts payable and liabilities as of the Closing Date;

(k)

Cornerworld Accounts Receivable. All the Cornerworld Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Cornerworld, any claim by the obligor for set-off or counterclaim;

(l)

No Debt to Related Parties. Neither Cornerworld nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Cornerworld except accounts payable on account of bona fide business transactions of Cornerworld incurred in normal course of the Cornerworld Business, including employment agreements, none of which are more than 30 days in arrears;

(m)

No Related Party Debt to Cornerworld. No director or officer or affiliate of Cornerworld is now indebted to or under any financial obligation to Cornerworld or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(n)	No Dividends. No dividends or other distributions on any shares in the capital of Cornerworld have been made, declared or authorized since the date of Cornerworld Recent Financial Statements;

(o)

No Payments. No payments of any kind have been made or authorized since the date of the Cornerworld Recent Financial Statements to or on behalf of officers, directors, shareholders or employees of Cornerworld or its subsidiaries or under any management agreements with Cornerworld or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Cornerworld;

(q)	No Adverse Events. Since the date of the Cornerworld Recent Financial Statements:

(i)

there has not been any material adverse change in the consolidated financial position or condition of Cornerworld, its subsidiaries, its liabilities or the Cornerworld Assets or any damage, loss or other change in circumstances materially affecting Cornerworld, the Cornerworld Business or the Cornerworld Assets or Cornerworld’s right to carry on the Cornerworld Business, other than changes in the ordinary course of business,

(ii)

there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Cornerworld, its subsidiaries, the Cornerworld Business or the Cornerworld Assets,

(iii)

there has not been any material increase in the compensation payable or to become payable by Cornerworld to any of Cornerworld’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Cornerworld Business has been and continues to be carried on in the ordinary course,

(v)	Cornerworld has not waived or surrendered any right of material value,

(vi)	neither Cornerworld nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Cornerworld - Income Tax Matters

(r)

Tax Returns. All tax returns and reports of Cornerworld and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Cornerworld and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s)	Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Cornerworld or its subsidiaries. Cornerworld is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Cornerworld - Applicable Laws and Legal Matters

(t)

Licenses. Cornerworld and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Cornerworld Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Cornerworld Business;

(u)

Applicable Laws. Neither Cornerworld nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Cornerworld Business, and neither Cornerworld nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Cornerworld Business;

(v)

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Cornerworld, its subsidiaries, the Cornerworld Business, or any of the Cornerworld Assets nor does Cornerworld have any knowledge of any deliberate act or omission of Cornerworld or its subsidiaries that would form any material basis for any such action or proceeding;

(w)

No Bankruptcy. Neither Cornerworld nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Cornerworld or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Cornerworld or its subsidiaries;

(x)

Labor Matters. Neither Cornerworld nor its subsidiaries are party to any collective agreement relating to the Cornerworld Business with any labor union or other association of employees and no part of the Cornerworld Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Cornerworld, has made any attempt in that regard;

(y)

Finder’s Fees. Neither Cornerworld nor its subsidiaries are party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Cornerworld;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)

violate the charter documents of Cornerworld or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Cornerworld or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Cornerworld Material Contracts, or any right or rights enjoyed by Cornerworld or its subsidiaries,

(iii)

result in any alteration of Cornerworld’s or its subsidiaries’ obligations under any agreement to which Cornerworld or its subsidiaries are party including, without limitation, the Cornerworld Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Cornerworld Assets,

(v)	result in the imposition of any tax liability to Cornerworld or its subsidiaries relating to the Cornerworld Assets, or

(vi)	violate any court order or decree to which either Cornerworld or its subsidiaries are subject;

Cornerworld Assets - Ownership and Condition

(bb)

Business Assets. The Cornerworld Assets comprise all of the property and assets of the Cornerworld Business, and no other person, firm or corporation owns any assets used by Cornerworld or its subsidiaries in operating the Cornerworld Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Cornerworld’s filings with the Securities and Exchange Commission;

(cc)

Title. Cornerworld or its subsidiaries are the legal and beneficial owner of the Cornerworld Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Cornerworld’s filings with the Securities and Exchange Commission;

(dd)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Cornerworld Assets;

(ee)	Cornerworld Insurance Policies. Cornerworld and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Cornerworld Assets and the Cornerworld Business;

(ff)

Cornerworld Material Contracts. The Cornerworld Material Contracts as disclosed in Cornerworld’s filings with the Securities and Exchange Commission constitute all of the material contracts of Cornerworld and its subsidiaries;

(gg)

No Default. There has not been any default in any material obligation of Cornerworld or any other party to be performed under any of the Cornerworld Material Contracts, each of which is in good standing and in full force and effect and unamended, and Cornerworld is not aware of any default in the obligations of any other party to any of the Cornerworld Material Contracts;

(hh)

No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Cornerworld or its subsidiaries. Neither Cornerworld nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Cornerworld Assets - Cornerworld Equipment

(ii)	Cornerworld Equipment. The Cornerworld Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Cornerworld Assets - Cornerworld Goodwill and Other Assets

(jj)

Cornerworld Goodwill. Cornerworld and its subsidiaries do not carry on the Cornerworld Business under any other business or trade names. Cornerworld does not have any knowledge of any infringement by Cornerworld or its subsidiaries of any patent, trademarks, copyright or trade secret;

Cornerworld Business

(kk)

Maintenance of Business. Since the date of the Cornerworld Recent Financial Statements, Cornerworld and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(ll)

Subsidiaries. Cornerworld does not own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm other than the following wholly-owned subsidiaries: Cornerworld, Inc.; and

Cornerworld - Acquisition Shares

(mm)

Acquisition Shares. The Acquisition Shares when delivered pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Cornerworld, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2       The representations and warranties of Cornerworld contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Sway, the Sway Shareholders or Weaver, the representations and warranties of Cornerworld shall survive the Closing.

Indemnity

3.3       Cornerworld agrees to indemnify and save harmless Sway, the Sway Shareholders and Weaver from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Cornerworld to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Cornerworld to Sway, the Sway Shareholders or Weaver hereunder.

ARTICLE 4

COVENANTS OF CORNERWORLD

Covenants

4.1          Cornerworld covenants and agrees with Sway, the Sway Shareholders and Weaver that it will:

(a)

Conduct of Business. Until the Closing, conduct the Cornerworld Business diligently and in the ordinary course consistent with the manner in which the Cornerworld Business generally has been operated up to the date of execution of this Agreement;

(b)

Preservation of Business. Until the Closing, use its best efforts to preserve the Cornerworld Business and the Cornerworld Assets and, without limitation, preserve for Sway Cornerworld’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)

Access. Until the Closing, give Sway, the Sway Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Cornerworld, and furnish to Sway, the Sway Shareholders and their representatives all such information as they may reasonably request; and

(d)

Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Cornerworld Assets notwithstanding the change in control of Sway arising from the Acquisition.

(e)

Release of Guarantees. As soon as possible after the Closing Date, work with Sway, Weaver and the Sway Shareholders to relieve any personal guarantees by Weaver and any of the Sway Shareholders on any obligations of Sway, including but not limited to the office space lease, the line of credit and short term loan with M&I Bank, the photocopier lease and the phone lease.

Authorization

4.2          Cornerworld hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Cornerworld and its subsidiaries to release any and all information in their possession respecting Cornerworld and its subsidiaries to the Sway Shareholders. Cornerworld shall promptly execute and deliver to the Sway Shareholders any and all consents to the release of information and specific authorizations which the Sway Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3          The covenants set forth in this Article shall survive the Closing for the benefit of Sway, the Sway Shareholders and Weaver.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF

SWAY, THE SWAY SHAREHOLDERS AND WEAVER

Representations and Warranties

5.1          Except as otherwise specifically provided below, Sway and Weaver hereby represent and warrant in all material respects to Cornerworld, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Sway - Company Status and Capacity

(a)

Formation. Sway is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)

Carrying on Business. Sway is qualified to do business in the State of Wisconsin. The nature of the Sway Business does not require Sway to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)	Legal Capacity. Sway has the legal power, capacity and authority to own Sway Assets, to carry on the Sway Business and to enter into and complete this Agreement;

Sway - Capitalization

(d)	Authorized Capital. The authorized capital of Sway consists of three million (3,000,000) shares of common stock, $.001 par value;

(e)

Ownership of Sway Common Shares. The issued and outstanding shares of Sway common stock will on Closing consist of 1,931,139 shares of common stock, $.001 par value, (being the Sway Common Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Sway Shareholders, severally and not jointly, represent and warrant that at Closing they will be the registered and beneficial owners of the Sway Common Shares, and that the Sway Common Shares owned by the Sway Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)

Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Sway Common Shares held by the Sway Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Sway;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Sway Shares contained in the charter documents of Sway or under any agreement that would prevent the Closing;

Sway - Records and Financial Statements

(h)	Charter Documents. The charter documents of Sway have not been altered since its formation date, except as filed in the record books of Sway;

(i)

Minute Books. The minute books of Sway are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Sway which required director or shareholder approval are reflected on the corporate minute books of Sway. Sway is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(j)

Sway Financial Statements. The Sway Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Sway as of the date thereof, and the sales and earnings of the Sway Business during the periods covered thereby, in all material respects;

(k)

Sway Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Sway which are not disclosed or reflected in the Sway Financial Statements except those incurred in the ordinary course of business since the date of the Sway Recent Financial Statements, and Sway has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Sway as of January 31, 2008 are described in the Sway Recent Financial Statements;

(l)

Sway Accounts Receivable. All the Sway Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Sway and Weaver, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Sway as of January 31, 2008, are described in the Sway Recent Financial Statements;

(m)	Sway Bank Accounts. All of the Sway Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Exhibit “D” hereto;

(n)

No Debt to Related Parties. Except as disclosed in Exhibit “E” hereto, Sway is not and on Closing will not be, indebted to the Sway Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Sway or the Sway Shareholders except accounts payable on account of bona fide business transactions of Sway incurred in normal course of Sway Business, including employment agreements with the Sway Shareholders, none of which are more than 30 days in arrears;

(o)

No Related Party Debt to Sway. Except as set forth on Exhibit “E” hereto, no Sway Shareholder nor any director, officer or affiliate of Sway is now indebted to or under any financial obligation to Sway on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p)	No Dividends. No dividends or other distributions on any shares in the capital of Sway have been made, declared or authorized since the date of the Sway Recent Financial Statements;

(q)	No Payments. No payments of any kind have been made or authorized since the date of the Sway Recent Financial Statements to or on behalf of the Sway Shareholders or to or on behalf of officers, directors, shareholders or employees of Sway or under any management agreements with Sway, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r)

No Pension Plans. Except for the Sway Phantom Stock Plan and Sway’s 401(k) Plan, there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Sway, except as set forth in the Sway Financial Statements;

(s)	No Adverse Events. Except as set forth in Schedule 5.1(s), since the date of the Sway Recent Financial Statements:

(i)

there has not been any material adverse change in the consolidated financial position or condition of Sway, its liabilities or the Sway Assets or any damage, loss or other change in circumstances materially affecting Sway, the Sway Business or the Sway Assets or Sway’s right to carry on the Sway Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Sway, the Sway Business or the Sway Assets,

(iii)

except for the Sway Phantom Stock Plan and bonuses which may be paid to participants thereunder to satisfy such participants’ tax obligations arising from the distribution of the Acquisition Shares under the Sway Phantom Stock Plan, there has not been any material increase in the compensation payable or to become payable by Sway to the Sway Shareholders or to any of Sway’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Sway Business has been and continues to be carried on in the ordinary course,

(v)	Sway has not waived or surrendered any right of material value,

(vi)	Sway has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Sway - Income Tax Matters

(t)

Tax Returns. All tax returns and reports of Sway required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Sway or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(u)

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Sway. Sway is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Sway - Applicable Laws and Legal Matters

(v)

Licenses. Sway holds all licenses and permits as may be requisite for carrying on the Sway Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Sway Business;

(w)

Applicable Laws. Sway has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Sway Business, and, to the knowledge of Sway and Weaver, Sway is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Sway Business;

(x)

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Sway, the Sway Business, or any of the Sway Assets, nor does Weaver have any knowledge of any deliberate act or omission of Sway that would form any material basis for any such action or proceeding;

(y)

No Bankruptcy. Sway has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Sway and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Sway;

(z)

Labor Matters. Sway is not party to any collective agreement relating to the Sway Business with any labor union or other association of employees and no part of the Sway Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Weaver, has made any attempt in that regard;

(aa)

Finder’s Fees. Except as set forth in Schedule 5.1(aa), Sway is not a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(bb)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Sway;

(cc)	No Violation or Breach. Except as set forth in Schedule 5.1(cc), the execution and performance of this Agreement will not

(i)	violate the charter documents of Sway or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Sway is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Sway Material Contracts, or any right or rights enjoyed by Sway,

(iii)	result in any alteration of Sway’s obligations under any agreement to which Sway is a party including, without limitation, the Sway Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Sway Assets,

(v)	result in the imposition of any tax liability to Sway relating to Sway Assets or the Sway Shares, or

(vi)	violate any court order or decree to which either Sway is subject;

Sway Assets - Ownership and Condition

(dd)

Business Assets. The Sway Assets comprise all of the property and assets of the Sway Business, and none of the Sway Shareholders, Weaver, or any other person, firm or corporation owns any assets used by Sway in operating the Sway Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Exhibit “F”;

(ee)

Title. Sway is the legal and beneficial owner of the Sway Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Exhibit “F” hereto;

(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Sway Assets;

(gg)	Sway Insurance Policies. Sway maintains the public liability insurance and insurance against loss or damage to the Sway Assets and the Sway Business as described in Exhibit “G” hereto;

(hh)	Sway Material Contracts. The Sway Material Contracts listed in Exhibit “H” constitute all of the material contracts of Sway;

(ii)

No Default. There has not been any default in any material obligation of Sway or any other party to be performed under any of Sway Material Contracts, each of which is in good standing and in full force and effect and unamended, and Sway is not aware of any default in the obligations of any other party to any of the Sway Material Contracts;

(jj)

No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Sway. Sway is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Sway Assets - Sway Equipment

(kk)	Sway Equipment. The Sway Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Sway Assets - Sway Goodwill and Other Assets

(ll)

Sway Goodwill. Sway carries on the Sway Business only under the name “Sway, Inc.” and “Shoutlet” and variations thereof and under no other business or trade names. Weaver does not have any knowledge of any infringement by Sway of any patent, trademark, copyright or trade secret;

The Business of Sway

(mm)

Maintenance of Business. Except as set forth in Schedule 5.1(mm), since the date of the Sway Recent Financial Statements, the Sway Business has been carried on in the ordinary course and Sway has not entered into any material agreement or commitment except in the ordinary course; and

(nn)	Subsidiaries. Sway does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Sway Shareholder Representations and Warranties

The Sway Shareholders represent, severally and not jointly, as follows:

(oo)

Investment Intent. The Acquisition Shares are being acquired hereunder by the Sway Shareholders for investment purposes only, for their own account, not as a nominee or agent and not with a view to the distribution thereof. The Sway Shareholders have no present intention to sell or otherwise dispose of the Acquisition Shares and they will not do so except in compliance with the provisions of the Securities Act of 1933, as amended, and applicable law. The Sway Shareholders understand that the Acquisition Shares which may be acquired hereunder must be held by them indefinitely unless a subsequent disposition or transfer of any of said shares is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom. The Sway Shareholders further understand that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Sway Shareholder) promulgated under the Securities Act of 1933, as amended, depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may afford the basis for sales only in limited amounts.

(pp)

Investment Experience; Suitability. Each Sway Shareholder is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Acquisition Shares and the Sway Shareholders’ financial position is such that the Sway Shareholders can afford to retain the shares of Acquisition Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

(qq)

Accreditation. Each Sway Shareholder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. The Sway Shareholders understand that the Acquisition Shares are being offered to them in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Cornerworld is relying upon the truth and accuracy of, and the Sway Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Sway Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the Sway Shareholders to acquire the Acquisition Shares.

Non-Merger and Survival

5.2       The representations and warranties of Sway, the Sway Shareholders and Weaver contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Cornerworld, the representations and warranties of Sway, the Sway Shareholders and Weaver shall survive the Closing.

Indemnity

5.3       Sway, the Sway Shareholders and Weaver agree to indemnify and save harmless Cornerworld from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the Sway Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Sway, the Sway Shareholders and Weaver to Cornerworld hereunder; provided, however, that (a) no Sway Shareholders shall be required to indemnify Cornerworld for any such Claims in excess of that portion of the Purchase Price received by a Sway Shareholder, and (b) Weaver shall not be required to indemnify Cornerworld for any such Claims in excess of that portion of the Purchase Price received by a Sway Shareholder of which he is a co-trustee, as reduced by any amounts paid under (a) above.

ARTICLE 6

COVENANTS OF SWAY,

THE SWAY SHAREHOLDERS AND WEAVER

Covenants

6.1          Except as described in Schedule 6.1, Sway and Weaver covenant and agree with Cornerworld that they will:

(a)

Conduct of Business. Until the Closing, conduct the Sway Business diligently and in the ordinary course consistent with the manner in which the Sway Business generally has been operated up to the date of execution of this Agreement;

(b)

Preservation of Business. Until the Closing, use their best efforts to preserve the Sway Business and the Sway Assets and, without limitation, preserve for Cornerworld Sway’s relationships with their suppliers, customers and others having business relations with them;

(c)

Access. Until the Closing, give Cornerworld and its representatives full access to all of the properties, books, contracts, commitments and records of Sway relating to Sway, the Sway Business and the Sway Assets, and furnish to Cornerworld and its representatives all such information as they may reasonably request; and

(d)

Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Sway Assets, including the Sway Material Contracts, notwithstanding the change in control of Sway arising from the Acquisition.

Authorization

6.2          Sway hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Sway to release any and all information in their possession respecting Sway to Cornerworld. Sway shall promptly execute and deliver to Cornerworld any and all consents to the release of information and specific authorizations which Cornerworld reasonably require to gain access to any and all such information.

Survival

6.3          The covenants set forth in this Article shall survive the Closing for the benefit of Cornerworld.

ARTICLE 7

CONDITIONS PRECEDENT

Conditions Precedent in favor of Cornerworld

7.1          Cornerworld’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	Cornerworld’s satisfactory completion, by March 10, 2008, of a due diligence examination of the Sway Business and Sway Financial Statements;

(b)	all documents or copies of documents required to be executed and delivered to Cornerworld hereunder will have been so executed and delivered;

(c)

all of the terms, covenants and conditions of this Agreement to be complied with or performed by Sway, the Sway Shareholders and Weaver at or prior to the Closing will have been complied with or performed;

(d)

title to the Sway Shares held by the Sway Shareholders will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Sway Shares shall be duly transferred to Cornerworld;

(e)	subject to Article 8 hereof, there will not have occurred

(i)

any material adverse change in the financial position or condition of Sway, its liabilities or the Sway Assets or any damage, loss or other change in circumstances materially and adversely affecting Sway, the Sway Business or the Sway Assets or Sway’s right to carry on the Sway Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Sway or the Sway Business (whether or not covered by insurance) materially and adversely affecting Sway, the Sway Business or the Sway Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the board of directors of Sway; and

(h)

Cornerworld’s completion of a Private Investment in Public Equity (PIPE) offering of up to $10,000,000 of common stock and warrants; provided that this condition shall be deemed satisfied if Cornerworld receives a minimum of $4,000,000 in connection with the PIPE.

Waiver by Cornerworld

7.2          The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Cornerworld and any such condition may be waived in whole or in part by Cornerworld at or prior to the Closing by delivering to Sway a written waiver to that effect signed by Cornerworld. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Cornerworld shall be released from all obligations under this Agreement and each party under this Agreement will be responsible for each of its respective costs or fees in connection with this Agreement.

Conditions Precedent in Favor of Sway, the Sway Shareholders and Weaver

7.3          The obligations of Sway, the Sway Shareholders and Weaver to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Sway hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Cornerworld at or prior to the Closing will have been complied with or performed;

(c)

Cornerworld will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Sway at the Closing and the Acquisition Shares will be registered on the books of Cornerworld as set forth in Exhibit A at the time of Closing; provided, however, that with respect to the Acquisition Shares to be distributed in connection with the Sway Phantom Stock Plan, Sway may direct Cornerworld to issue the Acquisition Shares to the participants thereunder or to Sway for later distribution to the participants;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)

any material adverse change in the financial position or condition of Cornerworld, its subsidiaries, their liabilities or the Cornerworld Assets or any damage, loss or other change in circumstances materially and adversely affecting Cornerworld, the Cornerworld Business or the Cornerworld Assets or Cornerworld’s right to carry on the Cornerworld Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Cornerworld or the Cornerworld Business (whether or not covered by insurance) materially and adversely affecting Cornerworld, its subsidiaries, the Cornerworld Business or the Cornerworld Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the board of directors of Cornerworld;

(h)

Weaver shall be appointed as President of Cornerworld, and appointed to its Board of Directors simultaneous with the Closing. Prior to the Closing Date, Cornerworld and Mr. Weaver shall negotiate an employment agreement acceptable to both parties, which shall include, among other terms, (i) an annual salary of $180,000, (ii) medical insurance coverage, and (iii) participation in Cornerworld’s incentive compensation arrangements including a year-end bonus, long-term incentive and stock option plans.

(i)

Cornerworld’s completion of a Private Investment in Public Equity (PIPE) offering of up to $10,000,000 of common stock and warrants; provided that this condition shall be deemed satisfied if Cornerworld receives a minimum of $4,000,000 in connection with the PIPE; and

(j)

Sway shall have received consent from the lessor of its office space to the assignment of the lease, and a waiver from its bank providing that the Acquisition will not trigger a default under the line of credit and the short-term note.

Waiver by Sway, the Sway Shareholders and Weaver

7.4          The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Sway, the Sway Shareholders and Weaver and any such condition may be waived in whole or in part by Sway, the Sway Shareholders or Weaver at or prior to the Closing by delivering to Cornerworld a written waiver to that effect signed by Sway, the Sway Shareholders and Weaver. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Sway, the Sway Shareholders and Weaver shall be released from all obligations under this Agreement and each party under this Agreement will be responsible for each of its respective costs or fees in connection with this Agreement.

Nature of Conditions Precedent

7.5          The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6          Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before April 30, 2008 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7       Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Sway and Cornerworld and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Cornerworld will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Cornerworld’s filings with the Securities and Exchange Commission, which materials Cornerworld shall deliver to Sway for its prior review and approval, not to be unreasonably withheld.

ARTICLE 8

RISK

Material Change in the Business of Sway

8.1          If any material loss or damage to the Sway Business occurs prior to Closing and such loss or damage, in Cornerworld’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Cornerworld shall, within two (2) days following any such loss or damage, by notice in writing to Sway, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)

elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Cornerworld’s obligations to carry out the transactions contemplated hereby, be vested in Sway or otherwise adequately secured to the satisfaction of Cornerworld on or before the Closing Date.

Material Change in the Cornerworld Business

8.2          If any material loss or damage to the Cornerworld Business occurs prior to Closing and such loss or damage, in Sway’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Sway shall, within two (2) days following any such loss or damage, by notice in writing to Cornerworld, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)

elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Sway’s obligations to carry out the transactions contemplated hereby, be vested in Cornerworld or otherwise adequately secured to the satisfaction of Sway on or before the Closing Date.

ARTICLE 9

CLOSING

Closing

9.1          The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Sway

9.2          On or before the Closing, Sway, the Sway Shareholders and Weaver will deliver or cause to be delivered to Cornerworld:

(a)

the original or certified copies of the charter documents of Sway, including amendments thereof, and all corporate records documents and instruments of Sway, the corporate seal of Sway and all books and accounts of Sway;

(b)

all reasonable consents or approvals required to be obtained by Sway for the purposes of completing the Acquisition and preserving and maintaining the interests of Sway under any and all Sway Material Contracts and in relation to Sway Assets;

(c)	certified copies of such resolutions of the directors of Sway as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from Sway of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the certificates or other evidence of ownership of the Sway Shares, together with such other documents or instruments required to effect transfer of ownership of the Sway Shares to Cornerworld;

(f)	such other documents as Cornerworld may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Cornerworld

9.3          On or before the Closing, Cornerworld shall deliver or cause to be delivered to Sway, the Sway Shareholders and Weaver:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Sway Common Stock;

(b)	certified copies of such resolutions of the directors of Cornerworld as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	a certified copy of a resolution of the directors of Cornerworld dated as of the Closing Date appointing Weaver as President and member of the board of directors of Cornerworld;

(d)	the Employment Agreement for Weaver;

(e)	an acknowledgement from Cornerworld of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(f)	such other documents as Sway may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10

POST-CLOSING MATTERS

Forthwith after the Closing, Cornerworld, Sway, the Sway Shareholders and Weaver, as the case may be, agree to use all their best efforts to file a Form 8-K with the Securities and Exchange Commission disclosing the execution of this Agreement and the appointment of Weaver within 4 days of execution of this Agreement;

ARTICLE 11

GENERAL PROVISIONS

Arbitration

11.1     The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration with the American Arbitration Association in the City of Chicago, Illinois.

Notice

11.2        Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3	The address for service of notice of each of the parties hereto is as follows:

(a)	Cornerworld:

12222 Merit Drive Suite 120

Dallas, Texas 75251

Attention: Scott Beck

Telephone no. (469) 828-4277

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attention: Richard A. Friedman, Esq.

Phone: (212) 930-9700

Fax: (212) 930-9725

(b)	Sway, the Sway Shareholders or Weaver:

Sway, Inc.

8313 Greenway Boulevard

Suite 100

Middleton, Wisconsin 53562

Facsimile: (608) 833-9029

With a copy to:

James I. Statz

Solheim Billing & Grimmer, S.C.

Post Office Box 1644

Madison, WI 53701-1644

Change of Address

11.4        Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5        Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6        Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7        The provisions contained herein constitute the entire agreement among Sway, the Sway Shareholders, Weaver and Cornerworld respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Sway, the Sway Shareholders, Weaver and Cornerworld with respect to the subject matter hereof.

Enurement

11.8        This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9        This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10      This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11      This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws Subject to the right of a party to elect arbitration under Section 11.1, the parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

Transaction Costs

11.12      All fees, taxes, costs and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, taxes, costs, and expenses. Cornerworld specifically agrees to bear the costs associated with an audit or review of the Sway financials in order that the financial statements will comply with SEC requirements.

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            IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

CORNERWORLD CORPORATION

By: /s/ Scott Beck

Scott Beck
President

SWAY, INC.

By: /s/ Jason Weaver

Jason Weaver
CEO and Chief Marketing Strategist

/s/ Jason Weaver

Jason Weaver, Individually

SHAREHOLDERS OF SWAY, INC. FOLLOW

__________________________________

[Name], [No. of Shares.]

__________________________________

[Name], [No. of Shares.]

__________________________________

[Name], [No. of Shares.]

__________________________________

[Name], [No. of Shares.]

[Signature page to Share Exchange Agreement]